                                                                   EXHIBIT 10.26


                      INTERNET ADVERTISING SALES AGREEMENT

Agreement dated as of October 16, 1998 (this "Agreement") between WinStar Interactive Media Sales, Inc. ("WIMS") and Empower Health Corporation (the "Company").


     A. The Company is the owner of the Web Sites (as defined below).

     B. The Company desires to engage WIMS as its exclusive third-party sales representative with respect to the Web Sites, and WIMS desires to accept such engagement, each on the terms and conditions provided herein.

     C. The parties desire for convenience to set forth certain contract terms and provide other information in the table below:

Impressions per month                             *  *  *
                                                 -------------------------------------------------
WIMS Commission Percentage                        *  *  *
                                                 -------------------------------------------------
Payment terms                                     Net 15 business days from receipt of payment
                                                  by WIMS
                                                 -------------------------------------------------
Company Marketing/Editorial Contact               Neal Longwill
                                                 -------------------------------------------------
Company E-mail address                            Nlongwill@empowerhealth.com
                                                 -------------------------------------------------
Web Site(s), including URL(s)                     Drkoop.com
                                                 -------------------------------------------------

     NOW THEREFORE, in consideration of the provisions hereof, the parties agree as follows:

1. WIMS' Services.
   --------------

During the Term (as defined), WIMS will act as the Company's exclusive third-party sales representative to sell Advertising (as defined) on the Web Sites and syndicate content thereon. As the Company's exclusive agent, WIMS will enter into contracts directly and on the Company's behalf with advertisers and/or their ad agencies (collectively, "Advertisers") for all Advertising on the Web Site. "Advertising" means ad banners and other advertisements, including without limitation promotions, sponsorships, interstitials and microsites. "Impressions" means, with respect to any advertisement, the screen image(s) and/or sound that results when an advertisement (i.e., the actual graphic, audio and/or video file, etc.) is

--------------------------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

downloaded to an internet viewer. WIMS shall be paid its commission * * * on any business sold directly by WIMS or on business initiated by Empower Health where an ad or web development agency is involved. WIMS status as the exclusive third party sales representative shall not restrict Empower Health to enter into agreements with portal sites and give said sites sales rights to their co-branded inventory as long as the rates for such pages are equivalent to the rates at which WIMS sells. It is also understood that WIMS may in some cases be asked by Empower Health to also sell some of the co-branded inventory.

In addition, WIMS will:

 .  Collect creative materials including graphics, audio, video, etc.
   (collectively, "Advertising Creative") provided by Advertisers and transfer Advertising Creative to the Company for purposes of ad serving to the viewers of the Web Site.

 .  Review with the Company's designated advertising contact any Advertising
   Creative provided by or on behalf of Advertiser that WIMS feels may be inconsistent with the editorial policy or other criteria provided by the Company.

 . Adhere to the editorial and advertising policies and guidelines as provided by the Company from time to time.

 . Provide the Company with a form to be used to report Impressions as reasonably requested by the Advertiser.

 .  Transfer advertising reports received from the Company to the Advertiser.

 . Provide the Company with a placement order for each Insertion Order (as defined) entered into by WIMS, and invoice Advertisers and make payments to the Company as provided in Section 4.

 . Work with the Company to analyze rates against competitive media buys and evaluate ways in which unique sponsorship opportunities may be available for existing properties and proposed new components.

WIMS acknowledges that the Company has the right to refuse to place any advertising on the Web Site at its sole discretion, provided that requested changes in Advertising Creative used in currently running campaigns require a minimum of three business days' notice. The Company acknowledges that if it rejects a particular advertisement or cancels an ad campaign, such rejection or cancellation may adversely affect WIMS' ability to secure additional campaigns to cover the Impressions made available as a result of such rejection or cancellation. Accordingly, WIMS does not provide any assurances that the Company will be able to implement substitute Advertising Creative or additional campaigns in such a case.

------------------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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

2.  Company's Responsibilities.
    --------------------------

The Company will use good faith efforts to provide the number of Monthly Impressions as set forth in the table under Recital C of this Agreement. The Company will list WIMS on its sites as the advertising contact and provide a link to the WIMS sales site, winstarinteractive.com. The Company will place Advertising on the Web Site as reasonably requested by WIMS and/or the Advertiser in order to achieve the goals of the ad campaign and generate the agreed number of Impressions. The Company agrees to use commercially reasonable efforts to maintain sufficient ad banner space and ad inventory in order to provide such number of Impressions. The Company further agrees to generally maintain the Web Site in a manner consistent with industry standards and its past practices in order to achieve the target Impressions specified herein. The Company will promptly notify WIMS if it becomes aware of or foresees any material decrease in Impressions (e.g., if there is or may be a significant drop-off in traffic to the Web Site or if the Company's server is not operational for more than several hours). The Company will be responsible for serving ads on its Web Site and supplying WIMS with audience and Impression reports and other related documents as may be reasonably requested by WIMS .

The Company agrees to provide WIMS with all other information reasonably requested by WIMS relating to the Web Site, the Advertising or as otherwise needed by WIMS to perform its services hereunder, including available demographic and psychographic (interest and behavioral) information regarding the Web Site audience(s), Web Site descriptions and traffic by section, as well as technical specifications relating to advertising, contact information and cash remittance information. In connection therewith, the Company agrees to keep all information provided to WIMS current with immediate notice of material changes to such information and monthly updates of all information so provided. The Company's agreement to provide information to WIMS as provided above is subject to the Company's privacy policies relating to medical or other confidential information and any applicable laws and regulations. The Company will provide WIMS with Web Site editorial policies and guidelines, if available, and will promptly provide WIMS with any changes hereto. In addition, the Company is responsible for establishing the pricing and CPM (as defined) of all Impressions, except as otherwise provided in Section 3.

3.  Pricing of Impressions.
    ----------------------

Impressions shall be priced by the Company in United States dollars and expressed as the cost per thousand Impressions ("CPM"), and any changes thereto will be made on reasonable notice to WIMS. In addition, the Company will establish a range within which WIMS may discount the CPM in any contract between WIMS and an Advertiser for the placement of Advertising on the Web Site ("Insertion Order") without seeking the Company's prior approval. CPM discounts outside of this range in any Insertion Order will require the Company's prior approval, such approval not to be unreasonably withheld or delayed. The parties will use their commercially reasonable efforts to ensure the confidentiality of negotiated CPM prices.

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

4.  Billing and Collections.
    -----------------------

WIMS will invoice Advertisers on a monthly basis, and will specify both a gross invoice amount and a net invoice amount. * * * Of such invoiced amount, WIMS will remit to the Company the amount actually received by WIMS , less the WIMS Commission Percentage. As specified in the payment terms in the table under Recital C of this Agreement, WIMS' Commission Percentage shall be * * *, calculated against the net invoice amount (or, if less, the amount actually received by WIMS in respect thereof). In addition, WIMS will provide reports, data and other information concerning the sale of Advertising by WIMS on the Web Site as the Company may reasonably request from time to time.

WIMS agrees that it will use commercially reasonable efforts to collect all amounts due from Advertisers; provided, however, that WIMS does not in any way guarantee any such uncollected payments due from Advertisers. The Company acknowledges that WIMS shall have no liability or other obligation to the Company with respect to such uncollected amounts. the Company agrees to cooperate with WIMS with respect to collections and to use commercially reasonable efforts and take any other actions reasonably requested by WIMS to facilitate collections of unpaid accounts.

5.  Indemnification; Limitation of Liability; Exclusion of Damages.
    --------------------------------------------------------------

     a.  Indemnification.  Each party hereby (the "Indemnifying Party") agrees
         ---------------
to indemnify and hold harmless the other party and its officers, directors, employees, agents and affiliates (the other party and its officers, directors, employees, agents and affiliates being referred to as "Indemnified Parties") from and against any and all claims, costs and expenses (including reasonable attorneys fees) damages, causes of action, liabilities and losses (collectively, "Losses") arising out of (i) a breach of any representation or warranty made by such party or the nonfulfillment of failure by such party to perform any covenant or agreement of such party contained herein or (ii) any claim brought by a third-party (a "Third-Party Claim") against any Indemnified Party in respect of which recovery may be sought under clause (i) above. Any Indemnified Party shall promptly notify the Indemnifying Party of any Third Party Claim, and shall set forth the basis on which indemnification is sought in any direct indemnification claim. With respect to any Third Party Claim, the Indemnifying Party shall be entitled, at its expense, to control the defense of any such action, including settlements, provided that the Indemnified Party shall have such control if it reasonably determines that a conflict of interest may exist with respect to such claim or if the Indemnifying Party fails to vigorously and diligently pursue the prosecution of such claim to its final conclusion. If the Indemnified Party assumes control over any suit or proceeding hereunder, the Indemnifying Party may participate in such defense at its sole cost and expense. Each party hereunder shall have the right to approve proposed settlements, such approval not to be unreasonably withheld or delayed.

----------------------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     b.  Limitation of Liability.  WIMS' total liability arising out of this
         -----------------------
Agreement or the services provided hereunder, whether based on contract, tort or otherwise, shall not exceed the lesser of (i) the total amount of commissions paid by Advertisers to (and actually received by) WIMS hereunder and (ii) $5,000.

     c.  EXCLUSION OF DAMAGES.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR
         --------------------
DAMAGES OF ANY KIND, INCLUDING GENERAL, SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO, DAMAGES ALLEGED TO RESULT FROM LOSS OF DATA, LOSS OF USE OR LOSS OF PROFITS ARISING IN CONNECTION WITH THE WEB SITE OR ANY ADVERTISING THEREON, THIS AGREEMENT OR THE PROVISION OF ANY SERVICES HEREUNDER, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

6.  Term and Termination.
    --------------------

This Agreement shall have an initial term of one year, and shall automatically renew for successive periods of one year thereafter, unless either party provides written notice of its intent to terminate the Agreement during the 90-day period prior to such renewal (such period, including renewals, the "Term"). Notwithstanding the foregoing, either party may terminate this Agreement for any reason at any time on 60 days' prior written notice. the Company agrees that it will honor all Impressions covered by Insertion Orders entered into before the date on which this Agreement terminates, even if entered into after the date on which notice of termination was given, and regardless of whether the Insertion Orders are executable before or after such actual termination date. In addition, either party can terminate this Agreement on 10 days prior notice for a breach of Section 4 hereof and on 30 days prior notice for a breach of any other provision hereof, which termination shall become effective at the end of such 10 or 30 day period, as applicable, if the breach is not cured by the other party within such time frame.

Notwithstanding the foregoing, WIMS may, at its sole discretion, terminate this Agreement immediately on notice thereof to the Company if it determines that representation of the Web Site conflicts with WIMS' standards or the standards being set by other web sites it represents. Examples of such potential conflicts include, without limitation: pornography, excessive violence, abusive and/or foul language, or a pattern of neglect on the Web Site such that it appears the Company is not updating it regularly or has abandoned it altogether.

7.  Miscellaneous Provisions.
    ------------------------

     a.  Notices.  All notices and approvals desired or required to be given to
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either party hereunder shall be in writing and shall be deemed given when delivered via (i) certified mail, return receipt requested, all charges prepaid,
(ii) express mail or other courier service, with proof of sending, (iii) hand delivery or (iv) fax, with proof of transmission, in each case to the other party's address or fax number set forth on the signature pages hereof or to such other address as either party may designate to the other in writing.

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

     b.  Assignments.  Neither party may assign this Agreement or any rights or
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obligations hereunder without the prior approval of the other party, such approval not to be unreasonably withheld or delayed.

     c.  Governing Law.  This Agreement shall be governed by, and construed in
         -------------
accordance with, the internal law of the State of New York applicable to a contract executed and performed in such State, without regard to choice of law principles. In the event any dispute not resolved through good faith negotiation, the parties hereby consent to exclusive jurisdiction of State courts of the State of New York, located in New York County and the Untied States District Court for the Southern District of New York, and irrevocably designate such courts as the exclusive for a tribunals for the resolution of any such disputes.

     d.  Entire Agreement  This Agreement represents the entire understanding of
         ----------------
the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating thereto, whether written or oral. No amendments or modifications may be made to this Agreement except in writing signed by the parties.

     e.  Defaults; No Waiver.  No waiver by either party of any default
         -------------------
hereunder shall constitute a waiver by such party of any subsequent default, whether or not similar. All remedies under this Agreement or under law or otherwise shall be cumulative and not alternative.

     f.  Severability.  If any term or provision of this Agreement is declared
         ------------
illegal, invalid or unenforceable, the parties intend that the remainder of this Agreement shall not e affected thereby and that, in lieu of any such stricken provision, there shall be added as a part hereof, a substitute provision as similar in substance to the illegal, invalid or unenforceable term or provision as may be possible.

     g.  No Partnership.  Nothing contained in this Agreement shall be construed
         --------------
to constitute a partnership or joint venture, or either party the employee, agent, partner or joint venturer of the other, it being understood and agreed that the relationship of the parties is that of independent contractors.

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

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the date first written above.

WINSTAR INTERACTIVE MEDIA SALES, INC.:

By /s/ Bobbie Halfin
   -----------------
  Name:  Bobbie Halfin
  Title:  President, WinStar Interactive

230 Park Avenue
33rd floor
New York, NY 10169

Attn:  President, WinStar Interactive
Fax:  (212) 687-4636

EMPOWER HEALTH CORPORATION

By: /s/ Susan M. Georgen-Saad
    -------------------------
  Name:  Susan M. Georgen-Saad
  Title:  Chief Financial Officer

8920 Business Park Drive
Austin, Texas 78759

Attn:  Neal Longwill
Fax:  (512) 726-5130

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